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                                                                      EXHIBIT 23

                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the incorporation by reference in the Registration Statement the following Registration Statements on Form S-8 of our report dated November 22, 1993 appearing on page 43 of the 1993 Annual Report to Shareholders of Hewlett-Packard Company which is incorporated in this Annual Report on Form 10-K.

Registration No. 2-66780 through Post-Effective Amendment No. 6

Registration No. 2-90239

Registration No. 2-92331 through Post-Effective Amendment No. 3

Registration No. 2-96361 through Post-Effective Amendment No. 1

Registration No. 33-30769

Registration No. 33-31496

Registration No. 33-31500

Registration No. 33-38579

Registration No. 33-50699

  We also consent to the incorporation by reference of our report on the Financial Statement Schedules, which appears on page 13 of this Form 10-K.

PRICE WATERHOUSE

San Francisco, California
January 28, 1994

                                     E-23-1